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                                                                EXHIBIT 3.7



Filing Fee $150.00


                State of Rhode Island and Providence Plantations
                        OFFICE OF THE SECRETARY OF STATE

                              CORPORATIONS DIVISION
                              100 NORTH MAIN STREET
                              PROVIDENCE, RI 02903

                                                        Corp. I.D. # 72616


                              BUSINESS CORPORATION
                               ------------------


                       ORIGINAL ARTICLES OF INCORPORATION
                               ------------------

        The undersigned acting as incorporator(s) of a corporation under Chapter 7-1.1 of the General Laws, 1956, as amended, adopt(s) the following Articles of Incorporation for such corporation:

        FIRST. The name of the corporation is AM-SOURCE, INC.

(A close corporation pursuant to Section 7-1.1-51 of the General Laws, 1956, as amended) (strike if inapplicable)

        SECOND. The period of its duration is (if perpetual, so state) perpetual

        THIRD. The purpose or purposes for which the corporation is organized are:

To carry on and conduct domestic and foreign sales, importing and exporting, of food servicing, packaging, and related products to the food service industry, to act, and to appoint others to act as agent, broker, factor, manufacturer's agent, purchasing agent, sales agent, distributing agent, representative, commissioned and commissioned merchant, for individuals, firms, associations or corporations and the distribution, delivery, purchase and sale of goods, wares, merchandise, property, commodities and articles of commerce of every kind and description, and in the selling, promoting the sale of, advertising, and introducing, and contracting for the sale, introduction, advertisement, and use of, services of all kinds, relating to any and all kinds of businesses, for any and all purposes for which corporations may be organized under the laws of the State of Rhode Island, and to have all such other powers conferred upon corporations organized under the laws of the State of Rhode Island.
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         FOURTH. The aggregate number of shares which the corporation shall have authority to issue is:

         (a) If only one class: Total number of shares 1,000 - Common - No Par Value

                 (If the authorized shares are to consist of one class only, state the par value of such shares or a statement that all of such shares are to be without par value.)

                                       or

         (b) If more than one class: Total number of shares

                 (State (A) the number of shares of each class thereof that are to have a par value and the par value of each share of each such class, and/or (B) the number of such shares that are to be without par value, and (C) a statement of all or any of the designations and the powers, preferences and rights, including voting rights, and the qualifications, limitations or restrictions thereof, which are permitted by the provisions of title 7 of the General Laws in respect of any class or classes of stock of the corporation and the fixing of which by the articles of association is desired, and an express grant of such authority as it may then be desired to grant to the board of directors to fix by vote or votes any thereof that may be desired but which shall not be fixed by the articles.)

        FIFTH. Provisions (if any) dealing with the preemptive right of shareholders pursuant to Section 7-1.1-24 of the General Laws, 1956, as amended:

                 None
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         SIXTH. Provisions (if any) for the regulation of the internal affairs of the corporation:

         None


         SEVENTH. The address of the initial registered office of the corporation is c/o Peabody & Brown, One Citizens Plaza, Providence, RI 02903 (add Zip Code) and the name of its initial registered agent at such address is Peter J. Furness P.C.


    /s/  P.J. Furness, P.C.
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    Signature of registered agent


         EIGHTH. The number of directors constituting the initial board of directors of the corporation is none (0) and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

         (If this is a close corporation pursuant to Section 7-1.1-51 of the General Laws, 1956, as amended, state the name(s) and address(es) of the officers of the corporation.)

                   Name                                                               Address
Arthur J. Kaufman                                         56 Valley Brook Drive, Warwick, RI
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Michael F. Hodges                                         54 Wisteria Drive, Coventry, RI
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John Svenningsen                                          c/o Samuel Eisenberg, Esq.,
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                                                          Kurzman & Eisenberg
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                                                          1 North Broadway, White Plains, NY
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                                                          10601
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

         NINTH. The name and address of each incorporator is:

                       Name                                                            Address
Janice A. Wilson                                          Peabody & Brown, One Citizens Plaza
---------------------------------------------------       ------------------------------------------------------------------
                                                          Providence, RI 02903
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
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         TENTH. Date when corporate existence to begin (not more than 30 days after filing of these articles of incorporation):

                  upon filing
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         Dated     May 24    , 1993

                                       /s/  Janice A. Wilson
                                       -----------------------------------------
                                       Signature of each incorporator

                                       -----------------------------------------

                                       -----------------------------------------


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STATE OF RHODE ISLAND
                                     In  the            of           Providence
COUNTY OF PROVIDENCE                            City      ----------------------



in said county this  24th  day of       May       , A.D. 1993
                   --------      -----------------         --
then personally appeared before me                  Janice A. Wilson
                                   ---------------------------------------------

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each and all known to me and known by me to be the parties executing the foregoing instrument, and they severally acknowledged said instrument by them subscribed to be their free act and deed.

                                               /s/
                                       ----------------------------------------
                                                     Notary Public